Exhibit 99.1

Nkarta Announces Departure of Chief Financial & Business Officer

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Clinical updates on track for NKX101 in first half of 2023 and NKX019 in full year 2023

SOUTH SAN FRANCISCO, Calif., March 30, 2023 -- Nkarta, Inc. (Nasdaq: NKTX), a clinical-stage biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today announced that Nadir Mahmood, PhD, has resigned his position as chief financial and business officer to serve as the chief executive officer of a private biotechnology company. Dr. Mahmood will remain with Nkarta until June 30, 2023, to ensure a smooth transition. Nkarta remains on track to announce updated results from its ongoing clinical trial of NKX101 in the second quarter of 2023.

“Nadir is a consummate biotech executive, respected colleague and cherished friend,” said Paul J. Hastings, President and CEO of Nkarta. “It’s clear to me that after nearly five years of service at Nkarta, he’s ready and qualified to take on even greater leadership responsibilities as CEO of his own organization. While this farewell will be heartbreaking, we’ll have the good fortune of Nadir’s involvement with our planned NKX101 update in 2Q 2023. We’re grateful to Nadir for his immeasurable contributions, and we wish him success in his next endeavor to bring innovative therapies to patients.”

“Nkarta has been a labor of love that’s given me the opportunity to learn and grow as a leader,” said Dr. Mahmood. “Moving to this next stage of my career has been an extremely difficult decision. My sincerest thanks to all my Nkarta colleagues, especially Paul and the Board of Directors, for their support over the years. As I close out my tenure here and we prepare for the next NKX101 update, I remain fully committed to Nkarta and look forward to the continued progress of its clinical programs and pipeline.”

Nkarta has initiated an external search for its next chief financial officer.

About Nkarta
Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies for patients with cancer. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep anti-tumor activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would,” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning Nkarta’s expectations regarding any or all of the following: the timing of future clinical updates for NKX101 and NKX019; the potential impact of Dr. Mahmood’s departure on Nkarta; and Nkarta’s ability to continue to advance its clinical programs and pipelines. Because forward looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the success of its co-lead product candidates, NKX101 and NKX019; that Nkarta may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with certain manufacturing, clinical trials, and pre-clinical studies; the complexity of the manufacturing process for CAR NK cell therapies; the availability of components and supplies necessary for the conduct of our clinical trials; and risks relating to the impact on Nkarta’s business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Annual Report on Form 10-K for the quarter and year ended December 31, 2022, filed with the SEC on March 16, 2023, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com